Exhibit 99.1

Investor Contact:	Marsha Morgan	FOR IMMEDIATE RELEASE
(817) 352-6452

Media Contact:	Richard Russack
(817) 867-6425

Burlington Northern Santa Fe Reports

60 Percent Higher First-Quarter EPS

•	Record first-quarter earnings of $0.83 per diluted share were 60 percent higher than first-quarter 2004 earnings of $0.52 per diluted share.

•	Freight revenues increased 18 percent compared with first-quarter 2004 to a first-quarter record of $2.90 billion.

•	Record first-quarter operating income of $634 million represents an increase of $224 million, or 55 percent, compared with the same 2004 period.

•	Quarterly operating ratio decreased more than five percentage points to 78.1 percent from 83.3 percent in the first quarter of the prior year.

FORT WORTH, Texas, April 28, 2005 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported record first-quarter earnings of $0.83 per diluted share, a 60 percent increase over first-quarter 2004 earnings of $0.52 per diluted share.

“For the fifth consecutive quarter, BNSF experienced double-digit freight revenue growth compared with the same periods in the prior year. The Company continues to leverage unprecedented market demand from its customers with operating efficiencies. As a result, over a period of only two years, BNSF doubled its earnings per share this quarter from the same 2003 quarter [before cumulative effect of an accounting change],” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer.

First-quarter 2005 freight revenues increased $451 million, or 18 percent, to an all-time first-quarter record of $2.90 billion compared with 2004 first-quarter freight revenues of $2.45 billion. For the month of March 2005, BNSF’s monthly revenues exceeded $1 billion for the first

-more-

time in Company history. Double-digit revenue increases were recorded in all four business groups compared to the first quarter of 2004. Consumer Products revenues increased $203 million, or 22 percent, as a result of higher revenue per unit and double-digit volume increases in international and truckload sectors. Agricultural Products revenues were up $86 million, or 20 percent, to $524 million driven by strong export moves to Pacific Rim countries and higher revenue per unit. Industrial Products revenues increased $84 million, or 15 percent, to $647 million reflecting strong demand in the building products, petroleum products, and construction products sectors, as well as higher revenue per unit. Coal revenues rose $78 million, or 15 percent, to $598 million resulting from higher demand by utility customers and higher revenue per unit.

Operating expenses for the first three months of 2005 of $2.35 billion were $268 million, or 13 percent, higher than the same period in 2004, primarily driven by a 9-percent increase in gross ton-miles and 31 percent higher fuel prices after hedge benefit.

First-quarter operating income increased $224 million, or 55 percent, to $634 million compared with the first quarter of 2004. BNSF’s operating ratio decreased more than five percentage points to 78.1 percent from 83.3 percent in the same quarter of the prior year.

BNSF’s subsidiary, BNSF Railway Company, operates one of the largest railroad networks in North America, with about 32,000 route miles in 28 states and two Canadian provinces. The railway is among the world’s top transporters of intermodal traffic, moves more grain than any other American railroad, transports the components of many of the products we depend on daily, and hauls enough coal to generate about ten percent of the electricity produced in the United States. BNSF is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

Financial information follows.

Burlington Northern Santa Fe Corporation

Consolidated Income Information*

(Dollars in millions, except per share data)

	Three Months Ended March 31,
	2005	2004
Operating revenues
Freight revenues	$2,899	$2,448
Other revenues	83	42

Total operating revenues	2,982	2,490

Operating expenses
Compensation and benefits	853	787
Purchased services	417	340
Depreciation and amortization	263	249
Equipment rents	213	187
Fuel	392	280
Materials and other	210	237

Total operating expenses	2,348	2,080

Operating income	634	410
Interest expense	109	102
Other expense (income), net	7	(3)

Income before income taxes	518	311
Income tax expense	197	118

Net income	$321	$193

Diluted earnings per share	$0.83	$0.52

Diluted average shares outstanding (in millions)	384.6	374.0

Operating ratio (a)	78.1%	83.3%

(a)	Calculated as total operating expenses less other revenues divided by freight revenues.
*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information

(Dollars in millions, except per share amounts)

	March 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$115	$322
Accounts receivable, net	240	181
Materials and supplies	414	339
Current portion of deferred income taxes	124	308
Other current assets	688	465

Total current assets	1,581	1,615

Property and equipment, net	25,915	25,814

Other assets	1,851	1,496

Total assets	$29,347	$28,925

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$2,338	$2,251
Long-term debt due within one year	476	465

Total current liabilities	2,814	2,716

Long-term debt and commercial paper	6,003	6,051
Deferred income taxes	7,808	7,820
Casualty and environmental liabilities	920	941
Minimum pension liability	353	353
Employee separation costs	121	124
Other liabilities	1,671	1,609

Total liabilities	19,690	19,614

Stockholders’ equity:
Common stock and additional paid-in capital	6,477	6,304
Retained earnings	7,049	6,792
Treasury stock	(3,983)	(3,741)
Unearned compensation	(45)	(43)
Accumulated other comprehensive income (loss)	159	(1)

Total stockholders’ equity	9,657	9,311

Total liabilities and stockholders’ equity	$29,347	$28,925

Book value per share	$25.64	$24.71

Common shares outstanding (in millions)	376.6	376.8

Net debt to total capitalization (a)	39.7%	39.9%

(a)	Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders’ equity.

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(in millions)

	Three Months Ended March 31,
	2005	2004
Operating activities

Net income	$321	$193
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	263	249
Deferred income taxes	72	82
Employee separation costs paid	(8)	(8)
Long-term casualty and environmental liabilities, net	(34)	9
Other, net	(21)	(22)
Changes in working capital	(28)	(262)

Net cash provided by operating activities	565	241

Investing activities

Capital expenditures	(326)	(306)
Other, net	(215)	(172)

Net cash used for investing activities	(541)	(478)

Financing activities

Net borrowings	(43)	373
Dividends paid	(64)	(56)
Purchase of BNSF common stock	(225)	(82)
Proceeds from stock options exercised	101	56
Other financing activities	—	1

Net cash (used for) provided by financing activities	(231)	292

(Decrease) increase in cash and cash equivalents	(207)	55
Cash and cash equivalents:
Beginning of period	322	18

End of period	$115	$73

Burlington Northern Santa Fe Corporation

Consolidated Statement of Changes in Stockholders’ Equity

(Shares in thousands, dollars in millions, except per share data)

	Common Shares	Treasury Shares	Common Stock and Paid-in Capital	Retained Earnings	Treasury Stock	Unearned Compensation	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at December 31, 2004	517,275	(140,463)	$6,304	$6,792	$(3,741)	$(43)	$(1)	$9,311
Common stock dividends, $0.17 per share			—	(64)	—	—	—	(64)
Adjustments associated with unearned compensation, restricted stock	637	(6)	31	—	—	(2)	—	29
Exercise of stock options and related tax benefit of $29	3,850	(329)	142	—	(17)	—	—	125
Purchase of BNSF common stock (a)	—	(4,356)	—	—	(225)	—	—	(225)

Comprehensive income:
Net income			—	321	—	—	—	321
Gain on derivative instruments, net of tax expense of $100			—	—	—	—	160	160

Total comprehensive income								481

Balance at March 31, 2005	521,762	(145,154)	$6,477	$7,049	$(3,983)	$(45)	$159	$9,657

(a)	Total-to-date share repurchases through March 31, 2005, were 139 million shares at an average price of $27.61 per share, leaving 11 million shares available for repurchase out of the 150 million shares authorized.

Burlington Northern Santa Fe Corporation

Operating Statistics

	Three Months Ended March 31,
	2005	2004
Cars/units (in thousands)	2,408	2,206
Average revenues per car/unit	$1,204	$1,110
Revenue ton miles (in millions)	145,821	134,284
Gross ton miles (in millions)	258,729	237,799
RTM/GTM	0.56	0.56
Freight revenue/thousand RTM	$19.88	$18.23
Operating expense/thousand RTM	$16.10	$15.49
Freight revenue/thousand GTM	$11.20	$10.29
Operating expense/thousand GTM	$9.08	$8.75
Compensation and benefits/thousand GTM	$3.30	$3.31
Average employees	38,322	36,533
Period end employees	39,014	37,005
Thousand RTM/average employee	3,805	3,676
Thousand GTM/average employee	6,751	6,509
Gallons of fuel used (in millions)	346	323
Average price per gallon of fuel (cents) (a)	113.3	86.7
GTM/gallon of fuel	748	736
Freight train miles (in millions)	41	38
GTM/freight train hours (in thousands)	126	133
Route miles operated	32,281	32,445

(a)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	Three Months Ended March 31,		Percent Change
	2005	2004
Revenues (in millions)
Intermodal	$956	$779	22.7%
Automotive	92	75	22.7
Other Consumer Products	82	73	12.3

Total Consumer Products	1,130	927	21.9

Industrial Products	647	563	14.9
Coal	598	520	15.0
Agricultural Products	524	438	19.6

Total freight revenue	2,899	2,448	18.4
Other revenue	83	42	97.6

Total revenues	$2,982	$2,490	19.8%

Cars/units (in thousands)
Intermodal	1,146	1,000	14.6%
Automotive	43	39	10.2
Other Consumer Products	46	42	9.5

Total Consumer Products	1,235	1,081	14.2

Industrial Products	386	368	4.9
Coal	554	521	6.3
Agricultural Products	233	236	(1.3)

Total cars/units	2,408	2,206	9.2%

Average revenue per car/unit
Intermodal	$834	$779	7.1%
Automotive	2,140	1,923	11.3
Other Consumer Products	1,783	1,738	2.6

Total Consumer Products	915	858	6.6

Industrial Products	1,676	1,530	9.5
Coal	1,079	998	8.1
Agricultural Products	2,249	1,856	21.2

Average revenue per car/unit	$1,204	$1,110	8.5%

Revenue ton miles (in millions)
Intermodal	28,935	25,340	14.2%
Automotive	1,394	1,116	24.9
Other Consumer Products	3,144	2,991	5.1

Total Consumer Products	33,473	29,447	13.7

Industrial Products	25,677	24,733	3.8
Coal	58,961	53,672	9.9
Agricultural Products	27,710	26,432	4.8

Total revenue ton miles	145,821	134,284	8.6%

Freight revenue per thousand ton miles
Intermodal	$33.04	$30.74	7.5%
Automotive	66.00	67.20	(1.8)
Other Consumer Products	26.08	24.41	6.8

Total Consumer Products	33.76	31.48	7.2

Industrial Products	25.20	22.76	10.7
Coal	10.14	9.69	4.6
Agricultural Products	18.91	16.57	14.1

Freight revenue per thousand ton miles	$19.88	$18.23	9.1%

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance

	Three Months Ended March 31,
	2005	2004
Capital expenditures (in millions)
Maintenance of way
Rail	$37	$51
Ties	62	68
Surfacing	28	27
Other	76	75

Total maintenance of way	203	221
Mechanical	29	14
Information services	18	10
Other	19	11

Total maintenance of business	269	256

New locomotive acquisitions	—	16
Terminal and line expansion	57	34

Total capital expenditures	$326	$306

Track maintenance
Track miles of rail laid
Maintenance of business	65	118
Expansion projects	21	—

Total	86	118

Cross ties inserted (thousands)
Maintenance of business	485	500
Expansion projects	56	8

Total	541	508

Track resurfaced (miles)	2,107	1,776